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                                                                   EXHIBIT 10.20

                                   AGREEMENT


This agreement is made between United States Telecommunications, Inc. (Tel), and Prime Equities Group, Inc. (Prime).

WHEREAS: Tel shall cause One Hundred Sixty-five (165,000) Thousand authorized and/or issued Common Shares of Tel, a Florida Corporation to be issued to Prime or its assign.

WHEREAS: Tel guarantees that Prime or its assign shall, at all times, have an option to purchase addition Tel Shares at Five (5) cents per share in order to avoid dilution with respect to the percentage of Tel that said One Hundred Sixty-five (165,000) Thousand Shares represents.

WHEREAS: The Consideration for said purchase shall be One Hundred Sixty-Five Thousand ($165,000) Dollars, paid to United States Telecommunications, Inc., by or through Prime Equities Group, Inc.

FURTHER: Tel acknowledges that the Board of Directors have adopted a resolution approving this agreement.

Facsimile signatures are deemed as original for the purpose of this document.

Agreed upon this 1st day of October, 1999.


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
/s/ Richard Pollara          11/16/99     /s/ Richard F. Inzer           10/1/99
-------------------------------------     --------------------------------------
Richard Pollara                Date       Prime Equities Group, Inc.      Date
President
United States Telecommunications, Inc.


/s/ Paula S. Sacco-Leyva                  10/1/99
-------------------------------------     --------------
Notary                                    Date


prime_telagent.doc                        (NOTARY SEAL)

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